                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Northwest Pipeline Corporation for the registration of debt securities and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the financial statements of Northwest Pipeline Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP


Tulsa, Oklahoma
September 12, 1995